UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025 (February 21, 2025)

CLEANCORE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-42033	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5920 S. 118th Circle, Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(877) 860-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 21, 2025, CleanCore Global Limited (the “Buyer”), a wholly-owned subsidiary of CleanCore Solutions, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Sanzonate Europe Inc., an Irish corporation (the “Seller”), and Sanzonate Global Inc., the majority stockholder of the Seller (the “Stockholder”), pursuant to which the Buyer agreed to acquire substantially all of the assets of the Seller used in the manufacturer and distribution of aqueous ozone products (the “Business”).

The aggregate purchase price for the Business being acquired is $2,475,000, consisting of: (i) $600,000 in cash; (ii) the issuance of a promissory note in the principal amount of $625,000; and (iii) up to $1,250,000 in Earn-Out Payments (as defined below). As additional consideration, the Buyer agreed to cause the Company to issue to the Seller a warrant to purchase 425,000 shares of the Company’s class B common stock at an exercise price of $1.25 per share.

The Seller is also entitled to receive the following payments (each, an “Earn-Out Payment”) to the extent that Net Sales (as defined in the Purchase Agreement) achieve the following milestones during the five-year period beginning on the closing date and ending on the fifth anniversary of the closing date (the “Earn-Out Period); provided that an Earn-Out Payment will be calculated for each year during the Earn-Out Period. If Net Sales:

●	are equal to or greater than €2,000,000, the Buyer shall pay $200,000 to the Seller;

●	are equal to or greater than €4,000,000, the Buyer shall pay an additional $200,000 to the Seller;

●	are equal to or greater than €6,000,000, the Buyer shall pay an additional $200,000 to the Seller;

●	are equal to or greater than €8,000,000, the Buyer shall pay an additional $200,000 to the Seller;

●	are equal to or greater than €10,000,000, the Buyer shall pay an additional $200,000 to the Seller;

●	are equal to or greater than €12,000,000, the Buyer shall pay an additional $250,000 to the Seller;

Calculation of the annual Earn-Out Payment will be based upon cumulative Net Sales, meaning that for each year of the Earn-Out Period, the beginning balance of Net Sales will be the ending balance of Net Sales from the prior year of the Earn-Out Period.

No later than forth-five (45) days following each anniversary of the closing date during the Earn-Out Period, the Buyer shall prepare and deliver to the Seller a written statement (an “Earn-Out Statement”) setting forth in reasonable detail its determination of unaudited Net Sales within the annual Earn-Out Period and its determination of whether there is a resulting Earn-Out Payment due. To the extent the Seller is entitled to an Earn-Out Payment, the applicable Earn-Out Payment(s) shall be paid on the date that is five (5) business days after the date on which the Earn-Out Statement becomes final and binding on the parties, following resolution of any objections to the Earn-Out Statement pursuant to the terms of the Purchase Agreement.

As noted above, a portion of the purchase price will be paid by the issuance of a mutually agreeable unsecured subordinated promissory note in the principal amount of $625,000, which will bear simple interest at a rate of 10% per annum, mature on the second anniversary of the closing date and contain customary events of default.

The Purchase Agreement contains customary representations, warranties and covenants, including a covenant that the Seller and the Stockholder will not compete with the Business for a period of three (3) years following closing.

The Purchase Agreement also contains mutual indemnification for breaches of representations or warranties and failure to perform covenants or obligations contained in the Purchase Agreement. The Seller and the Stockholder also indemnified the Buyer for (i) any Excluded Liability (as defined in the Purchase Agreement) and (ii) any liability of the Seller which is not an Assumed Liability (as defined in the Purchase Agreement) and which is imposed upon the Buyer under any bulk transfer law of any jurisdiction or under any common law doctrine of de facto merger or successor liability so long as such liability arises out of the ownership, use or operation of the assets of the Seller, or the operation or conduct of the Business prior to the closing. The Buyer also indemnified the Seller and the Stockholder for (i) any Assumed Liability and (ii) any liability (other than any Excluded Liability) asserted by a third party against any of the Seller or the Stockholder which arises out of the ownership of the Purchased Assets (as defined in the Purchase Agreement) after the closing or the operation by the Buyer of the business conducted with the Purchased Assets after the closing.

In the case of the indemnification provided with respect to breaches of certain non-fundamental representations and warranties, the party will only become liable for indemnified losses if the amount exceeds an aggregate of $30,000. Notwithstanding the foregoing, this threshold limitation shall not apply to claims by the Buyer for breaches by the Seller or the Stockholder of certain fundamental representations. In addition, the Buyer’s aggregate remedy with respect to any and all indemnifiable losses shall in no event exceed, (i) with respect to claims related to breach of the fundamental representations, the final purchase price, or (ii) with respect to all other claims, 50% of the final purchase price. If, after providing the Seller with a written claim that specifically identifies the basis for indemnification and any relevant facts forming the basis for such claim, resolution of the claim between the parties and the Seller fails to indemnify the Buyer within thirty (30) days following the resolution of the claim, the Buyer shall have the right to recoup all or any part of any indemnifiable losses it may suffer by notifying the Stockholder that the Buyer is reducing the Earn-Out Payments by the amount of such indemnifiable losses.

The closing of the Purchase Agreement is subject to customary closing conditions, including, without limitation, the completion of due diligence investigations; the receipt of all authorizations, consents order and approvals of, or filings with, all governmental entities; the receipt of any required consents of any third parties and minority stockholders of the Seller; and the Buyer shall have entered into an employment agreement with Eric Quinn that is in form and substance satisfactory to the Buyer and Eric Quinn. In addition, the Buyer shall have obtained all of the financing it needs in order to complete the acquisition and fund the working capital requirements of the Business after the closing.

The Purchase Agreement may be terminated at any time prior to closing (i) by mutual agreement of the parties; (ii) by any of the Buyer, the Stockholder or the Seller if there has been a material misrepresentation or breach of covenant or agreement contained in the Purchase Agreement on the part of the other and such breach of a covenant or agreement has not been promptly cured after at least fourteen (14) day’s written notice is given; (iii) by the Buyer if any of the Seller or Stockholder’s closing conditions set forth in the Purchase Agreement shall not have been satisfied before April 30, 2025, or such later date as the Buyer, the Stockholder and Seller shall mutually agree in writing (the “Outside Date”); or (iv) by the Seller or the Stockholder if any of the Buyer’s closing conditions set forth in the Purchase Agreement shall not have been satisfied before the Outside Date.

The foregoing summary of the terms and conditions of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 25, 2025, the Company issued a press release to announce the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Asset Purchase Agreement, dated February 21, 2025, among CleanCore Global Limited, Sanzonate Europe Inc. and Sanzonate Global Inc.
99.1	Press Release, dated February 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2025	CLEANCORE SOLUTIONS, INC.

/s/ Clayton Adams
	Name:	Clayton Adams
	Title:	Chief Executive Officer

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